QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Novell, Inc. for the registration of $600,000,000 aggregate principal amount of its 0.50% convertible debentures due 2024 and 52,074,300 shares of the underlying common stock and to the incorporation by reference therein of our report dated November 16, 2004, with respect to the consolidated financial statements and schedule of Novell, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended October 31, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Boston, Massachusetts
August 29, 2005

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM